Exhibit 15 — Letter Re: Unaudited Interim Financial Information
To the Shareholders and Board of Directors of Goodrich Corporation
We are aware of the incorporation by reference in the following Registration Statements and in their related Prospectuses, of our report dated July 23, 2009 relating to the unaudited condensed consolidated interim financial statements of Goodrich Corporation that are included in its Form 10-Q for the quarter ended June 30, 2009:

Registration
Number	Description of Registration Statement	Filing Date
333-03293	The B.F.Goodrich Company Stock Option Plan — Form S-8	May 8, 1996

333-19697	The B.F.Goodrich Company Savings Benefit Restoration Plan — Form S-8	January 13, 1997

333-53879	Directors’ Deferred Compensation Plan — Form S-8	May 29, 1998

333-53881	Rohr, Inc. 1982 Stock Option Plan, Rohr, Inc. 1989 Stock Incentive Plan and Rohr, Inc. 1995 Stock Incentive Plan — Form S-8	May 29, 1998

333-76297	Coltec Industries Inc. 1992 Stock Option Plan and Coltec Industries Inc. 1994 Stock Option Plan for Outside Directors — Form S-8	April 14, 1999

333-77023	The B.F.Goodrich Company Stock Option Plan and Goodrich Corporation 2001 Equity Compensation Plan — Form S-8	April 26, 1999

3833-60210	Goodrich Corporation Stock Option Plan — Form S-8	May 4, 2001

333-60208	Goodrich Corporation Employee Stock Purchase Plan — Form S-8	May 4, 2001

333-98165	Shelf Registration for Debt Securities, Series Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units — Form S-3	August 15, 2002

333-107866	Goodrich Corporation Employees’ Savings Plan — Form S-8	August 12, 2003

333-107867	Goodrich Corporation Wage Employees’ Savings Plan — Form S-8	August 12, 2003

333-107868	Goodrich Corporation Savings Plan for Rohr Employees — Form S-8	August 12, 2003

333-109247	Goodrich Corporation Directors’ Deferred Compensation Plan — Form S-8	September 29, 2003

333-123721	Goodrich Corporation Outside Director Deferral Plan — Form S-8	March 31, 2005

333-124244	Goodrich Corporation 2001 Equity Compensation Plan — Form S-8	April 22, 2005

333-151477	Goodrich Corporation Amended and Restated 2001 Equity Compensation Plan — Form S-8	June 6, 2008

333-151478	Goodrich Corporation 2008 Global Employee Stock Purchase Plan — Form S-8	June 6, 2008

333-154778	Debt Securities, Series Preferred Stock, Common Stock, Stock Purchase	October 28, 2008
Contracts, Stock Purchase Units — Form S-3
/s/ Ernst & Young LLP
Charlotte, North Carolina
July 23, 2009

66